SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

STERIS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STERIS CORPORATION

5960 Heisley Road  ■  Mentor, Ohio 44060-1834  ■  USA

TO OUR SHAREHOLDERS:

The 2002 Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight Saving Time, on Wednesday, July 24, 2002, at the Renaissance Quail Hollow Resort, 11080 Concord-Hambden Road, Concord, Ohio, USA. At the Annual Meeting, shareholders will be asked to elect four directors for terms running through the 2004 Annual Meeting and to approve a new long-term incentive stock option plan. Management will also report on fiscal year 2002 results. We urge you to attend the meeting and to vote FOR the nominees for director listed in the Proxy Statement and FOR the STERIS Corporation 2002 Stock Option Plan.

The formal notice of the meeting and the Proxy Statement containing information relative to the meeting follow this letter. We urge you to read the Proxy Statement carefully.

Please sign and return the enclosed Proxy whether or not you plan to attend the meeting to assure your shares will be voted. If you do attend the meeting, and the Board of Directors hopes that you will, there will be an opportunity to revoke your Proxy and to vote in person if you prefer.

Sincerely,
LES C. VINNEY
President and
Chief Executive Officer

JERRY E. ROBERTSON, PHD.
Chairman of the Board

June 20, 2002

STERIS CORPORATION

5960 Heisley Road  ■  Mentor, Ohio 44060-1834  ■  USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

JULY 24, 2002

The Annual Meeting of Shareholders of STERIS Corporation will be held at 9:00 a.m., Eastern Daylight Saving Time, on Wednesday, July 24, 2002, at the Renaissance Quail Hollow Resort, 11080 Concord-Hambden Road, Concord, Ohio, USA, for the following purposes:

1.	To elect four directors to serve until the 2004 Annual Meeting;

2.	To approve the STERIS Corporation 2002 Stock Option Plan; and

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on May 29, 2002, as the record date for determining shareholders entitled to notice of the meeting and to vote.

The Company’s integrated Annual Report to Shareholders and Form 10-K for the year ended March 31, 2002, is being mailed to shareholders with the Proxy Statement. The Proxy Statement accompanies this Notice.

By Order of the Board of Directors,
MARK D. MCGINLEY
Secretary

June 20, 2002

Please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to be present at the Annual Meeting. If you attend the Annual Meeting, you may revoke your Proxy and vote your shares in person.

STERIS CORPORATION

5960 Heisley Road  ■  Mentor, Ohio 44060-1834  ■  USA

PROXY STATEMENT

Annual Meeting, July 24, 2002

The Proxy and  Solicitation
This Proxy Statement was mailed on or about June 20, 2002, to the shareholders of STERIS Corporation (“STERIS” or the “Company”) of record as of the close of business on May 29, 2002. This Proxy Statement is in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Daylight Saving Time, on Wednesday, July 24, 2002, at the Renaissance Quail Hollow Resort, 11080 Concord-Hambden Road, Concord, Ohio, USA. Pursuant to the Ohio General Corporation Law, a shareholder may revoke a writing appointing a Proxy by giving notice to the Company in writing or in open meeting, or by submitting a subsequent Proxy. The cost of soliciting the Proxies will be borne by the Company. In addition to solicitations by mail, the Company may solicit proxies in person, by telephone, fax, or e-mail. STERIS has engaged a professional proxy solicitation firm, Georgeson Shareholder Communications, Inc. (“Georgeson”), to aid in the solicitation of Proxies. The Company will pay Georgeson a fee of approximately $10,000 for its services.

Voting Securities
As of the record date set by the Board of Directors (May 29, 2002), the Company had 69,720,760 Common Shares outstanding and entitled to vote at the 2002 Annual Meeting, each of which is entitled to one vote. Under the Ohio General Corporation Law, the shares may be voted cumulatively in the election of directors if (a) notice in writing is given by a shareholder of record to the President, a Vice President, or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting in the election to be cumulative and (b) an announcement of the giving of the notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, each shareholder will have the right to cumulate the shareholder’s votes and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or the shareholder may distribute the shareholder’s votes on the same principle among two or more nominees. In the event of cumulative voting, the persons named in the enclosed Proxy will vote the shares represented by valid Proxies on a cumulative basis for the election of the nominees listed on page 7, allocating the votes among the nominees in accordance with their best judgment.

Common Shares represented by properly executed Proxies will be voted in accordance with the specifications made thereon. If no specification is made, Proxies will be voted FOR the election of the nominees named in this Proxy Statement and FOR approval of the STERIS Corporation 2002 Stock Option Plan. Abstentions and broker non-votes are tabulated in determining the votes present at a meeting for purposes of determining a quorum. Director nominees receiving the greatest number of votes cast will be elected as directors provided a quorum is present at the meeting in person or by proxy. Accordingly, an abstention or a broker non-vote will have no effect with respect to the election of a director nominee. On any proposal requiring approval by a specified percentage of the Company’s Common Shares that are outstanding or that are present at the meeting, an abstention or a broker non-vote will have the same effect as a vote against approval of the proposal, as each abstention or broker non-vote will be one less vote for the proposal. An abstention or broker non-vote will have no effect on any proposal requiring only a majority of the votes cast as the abstention or broker non-vote will not be counted in determining the number of votes cast.

Purposes of Annual Meeting
The Annual Meeting has been called for the purposes of (1) electing directors of the class whose term of office expires in 2004, (2) approving the STERIS Corporation 2002 Stock Option Plan, and (3) transacting such other business as may properly come before the meeting.

The persons named in the enclosed Proxy have been selected by the Board of Directors and will vote shares represented by valid Proxies. They have indicated that, unless otherwise specified in the Proxy, they intend to vote to elect as directors of Class II the four nominees listed on page 7 and to approve the STERIS Corporation 2002 Stock Option Plan which is summarized on pages 2 through 5.

Election of Directors
STERIS’s Board of Directors is divided into two classes (Classes I and II, each of which is currently comprised of four directors), the members of which serve staggered two-year terms. The terms of the current Class II directors, Kevin M. McMullen, Jerry E. Robertson, John P. Wareham, and Loyal W. Wilson, expire at the 2002 Annual Meeting. Messrs. McMullen, Robertson, and Wilson were last elected as directors by the shareholders at the 2000 Annual Meeting. Mr. Wareham was appointed as director by the Board of Directors, in accordance with the Company’s Code of Regulations, in November 2000. Each of Messrs. McMullen, Robertson, Wareham, and Wilson has been nominated for reelection as a director of the Company for a term to expire at the 2004 Annual Meeting.

The Board of Directors recommends a vote FOR the election of each of Messrs. McMullen, Robertson, Wareham, and Wilson. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a director. In the event, however, of the death or unavailability of any nominee or nominees, a Proxy with a vote for such nominee or nominees will be voted for such other person or persons as the Board of Directors may recommend unless the Board of Directors, in response to the death or unavailability, chooses to reduce the number of directors.

Approval of 2002 Stock Option Plan
The Board of Directors has adopted and recommends that the shareholders approve the STERIS Corporation 2002 Stock Option Plan (the “Plan”) pursuant to which the Company may grant incentive and nonqualified stock options to employees of STERIS and its subsidiaries. The Board believes that the ability to attract and retain outstanding executives and other key employees is critical to the continuing success of STERIS and that the ability to grant stock options is important to the achievement of this objective. The Board also believes that the proposed Plan will allow STERIS to continue to provide key employees a significant identity of interest with STERIS shareholders. Approval of the Plan is expected to make available enough Common Shares so that the Company can continue, without interruption, its annual practice of granting stock options to a broad range of key employees.

The following summary is a brief description of the Plan. This summary is qualified in its entirety by reference to the Plan and is to be interpreted solely in accordance with the Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Types of Options.    The Plan provides solely for the grant of options, which may be “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code, or nonqualified options.

Administration.    The Plan will be administered by the Compensation and Nominating Committee of the Board of Directors, which will determine the key employees to whom options will be granted, the type and amount of options to be granted, and the terms and conditions of options granted under the Plan. The Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Committee is intended to be at all times comprised solely of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and the treasury regulations thereunder and constituted in a manner that satisfies the “non-employee” director standard in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Participants.    Options may be granted to key employees of STERIS or a subsidiary selected by the Committee, including officers named in the Summary Compensation Table. As of May 31, 2002, STERIS and its subsidiaries employed approximately 4,500 individuals.

Number of Shares Authorized and Certain Further Limits.    A total of 4,000,000 Common Shares are reserved for issuance of options under the Plan. This number is 5.74% of the number of Common Shares issued and outstanding as of May 31, 2002. No more than 4,000,000 Common Shares may be issued under the Plan pursuant to incentive stock options; and no more than 500,000 Common Shares may be subject to options granted under the Plan to any one employee during any calendar year.

The Plan does not amend or affect STERIS’s existing stock option and equity compensation plans and grants will continue to be made under those plans subject to the respective limits set forth in those plans. Information regarding those other plans is set forth on page 11 below. The number of Common Shares remaining available for grants of additional options under the Plan at any particular time will be reduced, upon the granting of any option, by the full number of Common Shares subject to that option. If any option, for any reason, expires or is terminated, in whole or in part, without the receipt by an employee of Common Shares, the Common Shares subject to that part of the option that has so expired or terminated will again be available for the future grant of options under the Plan.

Option Terms.    Options granted under the Plan will be subject to the following terms and conditions:

Exercise Price of Options.    The exercise price under an option, whether an incentive stock option or a nonqualified option, will not be less than the fair market value of the Common Shares, as determined by the Committee, on the date of grant. The closing sales price of STERIS Common Shares as reported on the New York Stock Exchange on May 29, 2002, was $21.26 per share.

The exercise price may be paid in such form as the Committee determines may be accepted, including, without limitation, cash, securities, or other property, or any combination thereof, or delivery of irrevocable instructions to a broker to promptly deliver to STERIS the amount of sale or loan proceeds from the Common Shares subject to the option to pay the exercise price. The Committee, in its sole discretion, may grant the right to transfer Common Shares acquired upon the exercise of a part of an option in payment of the exercise price payable upon immediate exercise of a further part of the option.

Vesting and Term of Options.    In general, options granted under the Plan will vest and become exercisable in four equal annual increments on each of the first four anniversaries of the option grant date. Options granted under the Plan will expire at the time set forth in the option agreement, which cannot be later than ten years after grant in the case of an incentive stock option and ten years and one month after grant in the case of a nonqualified option.

Exercise and Transfer of Options.    Generally an option may be exercised only while the optionee is an employee and is not transferable except under certain circumstances. Unless otherwise provided in an option agreement, the following rules will apply: A vested option may be exercised during the three months following termination of employment for any reason other than qualifying retirement, disability, death, or termination for cause. Generally, if an optionee retires from the employ of the Company after having attained age 55 and having served in the employ of the Company for at least five consecutive years, options held by the optionee at the date of retirement will continue to vest as though the optionee remained in the employ of the Company through the fifth anniversary of the date of retirement provided the optionee remains in good standing (as defined in the Plan). If an optionee’s employment is terminated due to disability, an option may be exercised within a period of one year following such termination of employment. Upon the death of the holder of an incentive stock option or nonqualified option during employment or during the period following termination of employment when such option may be exercised, the optionee’s executor or administrator or a permitted transferee of the option may exercise the option within a period of one year after the optionee’s death.

Effect of Change of Control.    In general, unless otherwise specified in the option agreement, options outstanding on the date of a change of control will be accelerated so that all outstanding options will become immediately exercisable in full as of the date of the change of control.

Assignability.    No option may be transferred other than by will or by the laws of descent and distribution. During an employee’s lifetime, only the employee (or in the case of incapacity of an employee, the employee’s attorney-in-fact or legal guardian) may exercise any option requiring or permitting exercise.

Term of the Plan.    The Plan will become effective on the date on which it is approved by the shareholders of STERIS. If it is not so approved, the Plan and any options granted thereunder will become null and void. If the Plan is approved by the shareholders, it will remain in effect until all of the shares authorized to be issued or transferred under the Plan have been exhausted or until the Plan is sooner terminated by action of the Board of Directors.

Amendments.    The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time before its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that no amendment may be made without shareholder approval if the effect of that amendment would be to increase either the overall aggregate limit of Common Shares that may be issued under the Plan or the respective limits on the number of Common Shares that may be issued under the Plan as incentive stock options or to any one employee in any calendar year, expand the classes of person to whom options may be granted, allow the grant of any option with an exercise price below fair market value on the date of grant, or allow options with terms greater than ten years and one month.

The Board of Directors, or a duly authorized committee thereof, may amend the terms and conditions applicable to outstanding options in any case where expressly permitted by the terms of the Plan or the relevant option agreement, or, in any other case, with the consent of the employee to whom the option was granted, except that no amendment of an option may reduce the exercise price of such option. Except as expressly provided in the Plan or in an option agreement, the Board of Directors, or a duly authorized committee thereof, may not, without the consent of the holder of an option granted under the Plan, amend the terms and conditions applicable to that option in a manner adverse to the interests of the employee.

Federal Income Tax Consequences of Options.    The following is a brief general discussion of the anticipated income tax treatment of the grant and exercise of options to employees and to STERIS under current provisions of the Internal Revenue Code.

Incentive Stock Options.    The grant of an incentive stock option will have no immediate tax consequences to STERIS or the optionee. The optionee will recognize no taxable income and STERIS will not be entitled to any tax deduction at the time of exercise of an incentive stock option. However, the amount by which the fair market value of the acquired shares at the time of exercise exceeds the exercise price will be an adjustment to alternative minimum taxable income for purposes of the alternative minimum tax. For the exercise of an incentive stock option to qualify for this tax treatment, the optionee generally must have remained an employee of STERIS or a subsidiary from the date of grant until no more than three months before the date of exercise (one year before the date of exercise in the case of an employee who is disabled). This employment requirement does not apply to the exercise of an incentive stock option by an optionee’s executor, administrator, or permitted transferee after the optionee’s death. If an optionee exercises an incentive stock option more than three months after terminating employment (one year in the case of an employee who is disabled), the exercise of the option will be treated in the same manner as the exercise of a nonqualified option.

If an optionee holds the shares received upon exercise of an incentive stock option for at least two years after the date of grant and for at least one year from the date of exercise, gain or loss on a subsequent sale of the shares will be a long-term capital gain or loss. If an optionee disposes of shares acquired upon exercise of an incentive stock option before the one-year and two-year holding periods are satisfied, the optionee generally will recognize compensation income equal to the lesser of (a) the excess of the fair market value of the stock on the exercise date over the exercise price or (b) the excess of the amount realized on disposition over the exercise price. The amount received in excess of the fair market value on the exercise date will be taxable as a capital gain, and any loss will be treated as a capital loss. The one-year and two-year holding periods do not apply to an optionee’s executor, administrator, or permitted transferee after the optionee’s death. Upon any such premature disposition by an employee, STERIS will be entitled to a deduction in the amount of compensation income realized by the employee. For purposes of calculating the alternative minimum tax for the year of the disposition of a share acquired upon exercise of an incentive stock option, any adjustment to alternative minimum taxable income reported upon exercise of the incentive stock option will be included in the basis of the share.

Nonqualified Options.    The grant of a nonqualified option will have no immediate tax consequences to STERIS or the optionee. An optionee will recognize compensation income at the time of exercise of a nonqualified option in an amount equal to the difference between the exercise price and the fair market value on the exercise date of the acquired shares. STERIS will be entitled to a deduction in the same taxable year and in the same amount as an optionee recognizes compensation income as a result of the exercise of a nonqualified option.

Vote Required.    Approval of the Plan will require the favorable vote of holders of a majority of the STERIS Common Shares present in person or by proxy at the meeting and entitled to vote on this proposal.

The Board of Directors recommends a vote FOR approval of the 2002 Stock Option Plan.

The Company has no knowledge of any other matters to be presented for vote to the shareholders at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment on such matters.

Ownership of Voting Securities
The following table sets forth information furnished to the Company with respect to the beneficial ownership of the Company’s Common Shares by each director, director nominee, and executive officer named in the Summary Compensation Table below, and  by all directors, director nominees, and executive officers as a group, each as of May 31, 2002. Unless otherwise indicated, each of the persons listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

Name	Number of Shares Beneficially Owned	Percent of Class
Les C. Vinney(1)	225,200	*
Gerard J. Reis(2)	126,400	*
Laurie Brlas(3)	21,000	*
Charles L. Immel(4)	52,500	*
Peter A. Burke(5)	8,750	*
Stephen R. Hardis(6)	31,640	*
Raymond A. Lancaster(7)	87,334	*
Kevin M. McMullen(6)	23,872	*
J. B. Richey(8)	183,374	*
Jerry E. Robertson(9)	128,534	*
John P. Wareham(6)	21,292	*
Loyal W. Wilson(8)	103,640	*
All directors and executive officers as a group (16 persons)(10)	1,037,590	1.5%

*	Less than one percent.
(1)	Includes 200,000 Common Shares subject to options that are exercisable within 60 days.
(2)	Includes 126,000 Common Shares subject to options that are exercisable within 60 days.
(3)	Includes 19,000 Common Shares subject to options that are exercisable within 60 days.
(4)	Includes 27,500 Common Shares subject to options that are exercisable within 60 days.
(5)	Includes 3,750 Common Shares subject to options that are exercisable within 60 days.
(6)	Includes 20,000 Common Shares subject to options that are exercisable within 60 days.
(7)
Includes 76,000 Common Shares subject to options that are exercisable within 60 days, 1,000 Common Shares held by Mr. Lancaster as custodian for his minor children, and 2,000 Common Shares as to which Mr. Lancaster’s wife has sole voting and dispositive power.

(8)	Includes 80,000 Common Shares subject to options that are exercisable within 60 days.
(9)
Includes 61,000 Common Shares subject to options that are exercisable within 60 days, 20,000 Common Shares held by the J. J. Robertson Limited Partnership in which Dr. Robertson and his wife are general partners, and 41,000 Common Shares held by the Jerry E. Robertson Living Trust of which Dr. Robertson is the trustee.

(10)	Includes 751,312 Common Shares subject to options that are exercisable within 60 days.

The following table shows certain information with respect to all persons known by STERIS to beneficially own more than five percent of the Company’s outstanding Common Shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State of Wisconsin Investment Board	6,025,300	(1)	8.68%
P.O. Box 7842
Madison, WI 53707

Barclays Global Investors N.A.	5,509,266	(2)	7.95%
45 Fremont Street
San Francisco, CA 94105

FMR Corp	3,892,545	(3)	5.61%
82 Devonshire Street
Boston, MA 02109

(1)
As of June 10, 2002, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, the State of Wisconsin Investment Board, a government agency that manages public pension funds, has sole voting and dispositive power with respect to all of these shares.

(2)
As of February 14, 2002, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, Barclays Global Investors N.A., as part of a group and reporting on behalf of itself and its affiliates, Barclays Global Fund Advisors, 45 Fremont Street, San Francisco, CA 94105, and Barclays Global Investors, Ltd., Murray House, 1 Royal Mint Court, London, England EC3 NHH, has sole voting power with respect to 5,339,786 of these shares and sole dispositive power with respect to all of these shares.

(3)
As of February 14, 2002, based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, FMR Corp., a parent holding company in accordance with Section 240.13d-1(b)(ii)(G), has sole voting power with respect to 2,424,335 of these shares and sole dispositive power with respect to all of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Based on Company records and information, the Company believes that all Securities and Exchange Commission filing requirements applicable to directors, executive officers, and greater than 10% shareholders under Section 16(a) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended March 31, 2002, were complied with.

Board of Directors
As to nominees for terms expiring in 2004 and as to directors whose terms of office will continue until the Annual Meeting in 2003, the following provides their age, the year in which each became a director of the Company, their principal occupation and employment, and their directorships in companies having securities registered pursuant to the Securities Exchange Act of 1934, as amended.

NOMINEES FOR TERMS EXPIRING AT THE ANNUAL
MEETING IN 2004 (Class II Directors)

Kevin M. McMullen, age 41, director since July 2000. Mr. McMullen is Chairman of the Board, Chief Executive Officer, and President of OMNOVA Solutions Inc., a major innovator of decorative and functional surfaces, emulsion polymers, and specialty chemicals. Mr. McMullen was Vice President of GenCorp Inc., a technology-based manufacturer with leading positions in the aerospace and defense, polymer products, and automotive industries, and President of GenCorp’s Decorative & Building Products business unit from September 1996 until GenCorp’s spin-off of OMNOVA in October 1999. Mr. McMullen was Vice President of OMNOVA and President of its Decorative & Building Products unit from September 1999 until January 2000, was President and Chief Operating Officer of OMNOVA from January to December 2000, became Chief Executive Officer and President of OMNOVA in December 2000, and became Chairman of the Board of OMNOVA in February 2001. Before joining GenCorp, Mr. McMullen held the position of General Manager of the Commercial & Industrial Lighting business of General Electric Corporation, a diversified services, technology, and manufacturing company, from 1993 to 1996.

Jerry E. Robertson, age 69, director since 1994. Dr. Robertson was appointed Chairman of the Board of Directors in July 2000. Dr. Robertson retired in March 1994 from 3M Company, a diversified technology company with leading positions in health care, safety, electronics, telecommunications, industrial, consumer and office, and other markets, where he most recently served (since 1986) as Executive Vice President, Life Sciences Sector and Corporate Services, and as a member of the Board of Directors. Dr. Robertson is a director of Coherent, Inc. and Choice Hotels International.

John P. Wareham, age 60, director since November 2000. Mr. Wareham is Chairman of the Board, President, and Chief Executive Officer of Beckman Coulter, Inc., a leading provider of laboratory systems and complementary products used in biomedical analysis. Mr. Wareham became CEO of Beckman Coulter in September 1998 and was named Chairman in February 1999. Prior to these appointments, Mr. Wareham served as President and Chief Operating Officer, a position he assumed in 1993.

Loyal W. Wilson, age 54, director since 1987. Mr. Wilson has been a Managing Director of Primus Venture Partners, Inc., a private equity investment and management firm, since its inception in 1983. Mr. Wilson is a director of Corinthian Colleges, Inc.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE
AT THE ANNUAL MEETING IN 2003 (Class I Directors)

Stephen R. Hardis, age 66, director since September 2000. Mr. Hardis is Chairman of Axcelis Technologies, Inc., a semiconductor equipment business which was spun-off in an initial public offering from Eaton Corporation, a global manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial, aerospace, and semiconductor markets. Prior to his appointment at Axcelis Technologies, Mr. Hardis served as Eaton Corporation’s Chairman and Chief Executive Officer from January 1, 1996 until his retirement on July 31, 2000. Mr. Hardis is a director of American Greetings Corporation, Lexmark International Corporation, Marsh & McLennan Companies, Nordson Corporation, Apogent Technologies Inc. (formerly known as Sybron International Corporation), and Progressive Corporation.

Raymond A. Lancaster, age 56, director since 1988. Mr. Lancaster is Managing Partner of Candlewood Partners, LLC, an investment banking firm specializing in ESOPs and restructurings. From January 1995 to December 2000, Mr. Lancaster held the position of Managing Partner of Kirtland Capital Partners II L.P., a middle market leveraged buyout partnership.

J. B. Richey, age 65, director since 1987. Mr. Richey has been Senior Vice President of Invacare Corporation, a provider of home healthcare medical equipment, since 1984. Mr. Richey is a director of Invacare Corporation, Royal Appliance Manufacturing Company, and Unique Mobility, Inc.

Les C. Vinney, age 53, director since March 2000. Mr. Vinney is currently President and Chief Executive Officer of STERIS. Mr. Vinney joined STERIS in August 1999 as Senior Vice President and Chief Financial Officer, became Senior Vice President Finance and Operations in October 1999, became President and Chief Operating Officer in March 2000, and became President and Chief Executive Officer in July 2000. Immediately

before his employment with STERIS, Mr. Vinney served as Senior Vice President and Chief Financial Officer of The BF Goodrich Company, a manufacturer of advanced aerospace systems, performance materials, and engineered industrial products. During his eight year career with BF Goodrich, Mr. Vinney held a variety of senior operating and financial management positions, including Vice President and Treasurer, President and CEO of the former Tremco subsidiary, and Senior Vice President, Finance and Administration of BF Goodrich Specialty Chemicals.

Board Meetings and Committees
The Company’s Board of Directors met five times during the fiscal year ended March 31, 2002. The Board of Directors has an Audit Committee, a Compensation and Nominating Committee, and a Compliance Committee.

Messrs. Hardis, McMullen, and Wilson are the current members of the Audit Committee. The Audit Committee provides oversight relating to the Company’s financial statements and financial reporting process, its systems of internal accounting and financial controls, the internal audit process, and the annual independent audit process of the Company’s annual financial statements. The Audit Committee met four times during the last fiscal year.

Messrs. Lancaster, Robertson, and Wareham are the current members of the Compensation and Nominating Committee. The Compensation and Nominating Committee makes recommendations concerning salaries and other compensation for employees of and consultants to the Company, administers the Company’s stock option and equity compensation plans, and nominates individuals for election to the Board of Directors. The Compensation and Nominating Committee will consider nominees for the Board of Directors recommended by shareholders, pursuant to the procedures of the Company’s Code of Regulations. A shareholder desiring to suggest a candidate for consideration by the Compensation and Nominating Committee should send a resume of the candidate’s business experience and background to Mr. McGinley at the Company’s Mentor, Ohio offices. The Compensation and Nominating Committee met three times during the last fiscal year.

Messrs. Richey, Vinney, and Wareham are the current members of the Compliance Committee. The Compliance Committee provides oversight relating to the Company’s compliance with applicable laws and regulations and the development, implementation, and appropriate revision to compliance programs and policies. The Compliance Committee met two times during the last fiscal year.

Each director attended more than 75% of the aggregate of all meetings of the Board of Directors and the committees on which he served during the last fiscal year.

Compensation of Executive Officers
Shown below is information concerning the annual, long-term, and other compensation for services in all capacities to the Company for the fiscal years ended March 31, 2002, 2001, and 2000 of the Company’s chief executive officer, and the Company’s four other most highly compensated executive officers (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION AWARDS
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Other Annual Compensation	Restricted Stock Awards(2)	Options	All Other Compensation(3)
Les C. Vinney(4) President and Chief Executive Officer	2002 2001 2000	$602,126 522,065 214,865	$530,260 258,675 200,000			100,000 250,000 100,000	$5,452 5,221 4,673

Gerard J. Reis Senior Vice President, Corporate Administration	2002 2001 2000	$256,242 235,000 146,497	$141,585 77,688 29,957			26,000 25,000 30,000	$4,099 5,166 3,579

Laurie Brlas(5) Senior Vice President and Chief Financial Officer	2002 2001	$250,540 216,731	$143,772 78,936			26,000 25,000	$5,385 3,140

Charles L. Immel(6) Senior Vice President, Sales and Marketing and President, Commercial Products	2002	$216,886	$124,541	$164,332	$449,250	110,000	$1,442

Peter A. Burke(7) Senior Vice President and Chief Technology Officer	2002 2001	$261,242 20,000	$118,443 87,500	$58,084	$91,250	15,000	$6,000

(1)
Except as noted, amounts are those awarded under the Management Incentive Compensation Plan or the Senior Executive Management Incentive Compensation Plan for the respective fiscal year or as an inducement for the officer to enter into the employ of the Company.

(2)
As of March 31, 2002, there were 29,495 restricted shares outstanding with a fair market value of approximately $615,266. The restrictions on 1,995 of these shares lapse as follows: 665 on April 30, 2002, 665 on May 31, 2002, and 665 on June 28, 2002. The restrictions on the remaining 27,500 lapse as follows: 2,500 on March 5, 2003 and 25,000 on May 21, 2003. There are no dividends paid on restricted stock.

(3)
Amounts listed under “All Other Compensation” reflect Board of Directors approved Company matching contributions to the STERIS Corporation 401(k) Plan and Trust. The level of any matching contribution made by the Company was determined each quarter by the Board in its sole discretion. The approved Company match during each of the fiscal years noted above was $0.50 for each $1.00 contributed by participating employees on the first 6% of the employee’s compensation, subject to any maximum limitations imposed by the Internal Revenue Code and other applicable laws.

(4)
Mr. Vinney joined the Company in August 1999. The table reflects all compensation earned by Mr. Vinney as an executive officer during the fiscal years ended March 31, 2002, March 31, 2001 and March 31, 2000.

(5)	Ms. Brlas joined the Company in April 2000. The table reflects all compensation earned by Ms. Brlas as an executive officer during the fiscal years ended March 31, 2002 and March 31, 2001.
(6)
Mr. Immel joined the Company in May 2001. The table reflects all compensation earned by Mr. Immel as an executive officer during the fiscal year ended March 31, 2002. Mr. Immel was granted 25,000 Restricted

Common Shares as of May 21, 2001. Amounts listed under “Other Annual Compensation” reflect the Company’s reimbursement of expenses incurred by Mr. Immel in connection with his relocation to STERIS’s Corporate Headquarters from his prior position in Germany.

(7)
Dr. Burke joined the Company in March 2001. The table reflects all compensation earned by Dr. Burke as an executive officer during the fiscal years ended March 31, 2002 and March 31, 2001. Dr. Burke was granted 5,000 Restricted Common Shares as of March 5, 2001. Amounts listed under “Other Annual Compensation” reflect the Company’s reimbursement of expenses incurred by Dr. Burke in connection with his relocation to STERIS’s Corporate Headquarters from his prior position in New Jersey. In connection with Dr. Burke’s relocation, the Company provided him a bridge loan of $88,499 during the fiscal year ended March 31, 2002, which had been reduced to $13,272 by the end of the fiscal year. Although the loan is interest free, no income was imputed to Dr. Burke because the loan satisfied the requirements set forth in the Treasury Regulations issued under Section 7872 of the Internal Revenue Code.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No named Executive Officer exercised any option to purchase the Company’s Common Shares during the fiscal year ended March 31, 2002. The following table reflects that fact and sets forth the year-end value of unexercised options to purchase the Company’s Common Shares granted in the last fiscal year and in prior years and held by the Named Executive Officers at March 31, 2002. All of the options were granted under the 1987 Amended and Restated Nonqualified Stock Option Plan, the 1994 Equity Compensation Plan, the 1997 Stock Option Plan, or the 1998 Long-Term Incentive Stock Plan or as an inducement to join the Company.

Name	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(1) Exercisable/Unexercisable
Les C. Vinney			112,500/	$1,114,250/
			337,500	3,337,750
Gerard J. Reis			103,250/	$576,058/
			69,750	582,623
Laurie Brlas			6,250/	$74,125/
			44,750	415,035
Charles L. Immel			0/	$0/
			110,000	317,900
Peter A. Burke			3,750/	$9,788/
			11,250	29,363

(1)	Excess of $20.86 (market price at fiscal year-end) over exercise price.

Option Grants During Last Fiscal Year

The following table sets forth information with respect to all stock options granted to Named Executive Officers during the fiscal year ended March 31, 2002.

Name	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation Over Ten Year Option Term
					5%	10%
Les C. Vinney	100,000	7.95%	$13.45	May 2, 2011	$854,667	$2,171,020
Gerard J. Reis	26,000	2.07%	13.45	May 2, 2011	$222,213	$564,465
Laurie Brlas	26,000	2.07%	13.45	May 2, 2011	$222,213	$564,465
Charles L. Immel	110,000	8.75%	17.97	June 21, 2011	$1,256,506	$3,192,022

(1)
All of these options were granted on April 2, 2001, as nonqualified options under the Company’s 1998 Long-Term Incentive Stock Plan, except for the 110,000 options listed as granted to Mr. Immel which are nonqualified options granted on May 21, 2001, as an inducement to him to enter into the employ of the Company. In general, the listed options will vest in equal annual increments over a four-year period from the date of grant.

Summary of Equity Compensation Plans	Shown below is information concerning all equity compensation plans and individual compensation arrangements in effect as of the end of Company’s fiscal year ended March 31, 2002:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	5,751,397		$13.90	2,894,182	(1)
Equity compensation plans not approved by security holders	478,000	(2)	$18.04	0
Total	6,229,397		$14.22	2,894,182

(1)	Options for approximately 1.1 million of these Common Shares were issued to key employees on April 23, 2002, leaving approximately 1.8 million Common Shares available for future grants.
(2)
Represents options granted to key employees as inducements for them to enter into the employ of the Company or a subsidiary. Although not issued pursuant to a plan approved by security holders, these options are, in general, subject to the terms of the STERIS Corporation 1994 Equity Compensation Plan (which was approved by security holders) to the same extent as if they had been issued pursuant to that plan.

Employment and Change of Control Agreements

STERIS is a party to agreements relating to employment with Mr. Vinney and to change of control agreements with all of the Named Executive Officers.

Agreement with Mr. Vinney.    Mr. Vinney and the Company are party to an employment agreement which generally provides that Mr. Vinney is to serve as President and Chief Executive Officer of the Company with a base salary of not less than $575,000 per year, is to be a participant in the Senior Executive Management Incentive Compensation Plan, and is to be eligible for option grants in accordance with the Company’s general practices with respect to executive compensation.

Change of Control Agreements.    STERIS is a party to change of control agreements with all of the Named Executive Officers, including Messrs. Vinney, Reis, Burke, and Immel and Ms. Brlas. Except in the case of Mr. Vinney, the agreements generally provide that if, at any time within two years after the occurrence of a change of control, the officer’s employment is terminated by STERIS (except for cause, disability, or death) or the officer terminates employment because the officer’s base salary or bonus participation is reduced or relocation is made a condition of the officer’s employment, STERIS will pay to the officer a lump sum severance benefit equal to three years compensation (base salary and average annual incentive compensation). Each such change of control agreement also provides a three-month window period, commencing on the first anniversary of the change of control, during which the officer may voluntarily resign and receive a lump sum severance benefit equal to two years compensation (base salary and average annual incentive compensation) if, at any time before the officer’s resignation, the officer determines in good faith that (a) the officer’s position, responsibilities, duties, or status with STERIS are materially changed from those in effect before the change of control, (b) the officer’s reporting relationships with superior executive officers have been materially changed from those in effect before the change of control, or (c) the officer’s career prospects have been in any way diminished as a result of the change of control.

Under his change of control agreement, Mr. Vinney will be able to terminate his employment and be entitled to a lump sum payment equal to three years compensation (base salary and average annual incentive compensation) if, at any time within two years after a change of control, he determines in good faith that he is unable to carry out the authorities, powers, functions, responsibilities, or duties that he formerly had in his positions and offices at STERIS before the change of control, in the same manner as he was able to do before the change of control. Mr. Vinney would also be entitled to these same benefits if his employment were terminated by STERIS within two years of a change of control for any reason other than cause, death, or disability.

An officer who is entitled to a lump sum severance benefit (whether equal to three years or two years of compensation) under a change of control agreement will also be paid (a) accrued base salary and vacation pay through the date of termination, (b) payments under the Management Incentive Compensation Plan for the last completed fiscal year, if not already paid, and for the pro rata portion of the current fiscal year, and (c) the cost of continuing health benefits through the third anniversary (or the second anniversary, depending upon whether the lump sum payment is equal to three or two years of compensation) of the termination date or, if earlier, the date the officer secures other employment. In addition, each change of control agreement provides for a tax gross-up if any payment to an officer exceeds the limit specified in Section 280G of the Internal Revenue Code so that the officer will receive the same after-tax payment as would have been the case if Section 280G did not apply. For purposes of the change of control agreements, “cause” includes conviction of a felony, dishonesty in the course of employment that is inimical to the best interests of STERIS, unreasonable neglect of the officer’s duties and responsibilities, or competing with STERIS.

Board Compensation
Each director who is not an employee of the Company is paid a retainer of $24,000 per year, plus $1,000 for each Board meeting attended and $500 ($1,000 for the committee chairman) for each committee meeting attended. At the beginning of each year of service on the Board, $14,000 of the annual retainer is paid in Restricted Common Shares granted under the 1994 Nonemployee Directors Equity Compensation Plan and each director automatically receives a stock option for 10,000 of the Company’s Common Shares (21,000 for the Chairman of the Board, Dr. Robertson). The Restricted Common Shares are subject to forfeiture if the director does not serve for a full year following grant of those shares. All directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings.

Report of Compensation and Nominating Committee
The Board of Directors of the Company has delegated to the Compensation and Nominating Committee responsibility for determining executive compensation. The Committee is comprised of three independent nonemployee directors who have no interlocking relationships with the Company as defined by the Securities and Exchange Commission.

The Company has adopted, and the Compensation and Nominating Committee has approved, a compensation policy for executives under which, in addition to base salaries, a significant portion of current compensation during each fiscal year is linked directly to the Company’s performance in that year and a significant portion of total compensation is provided in the form of stock options, thereby linking total compensation to the long-term performance of the Company’s Common Shares.

In setting the level of base salaries and annual incentive compensation opportunities for executives, the Compensation and Nominating Committee takes into account the recommendations of an independent compensation consulting firm that are based upon compensation practices in comparable companies. The Compensation and Nominating Committee believes that the compensation policy developed with the assistance of the consulting firm will enable the Company to attract and retain qualified individuals as executives, and to motivate those individuals to perform to their highest abilities and work toward the achievement of annual performance goals that will increase shareholder value.

The Company’s Management Incentive Compensation Plan for fiscal 2002 provided for payment of bonuses to participants if the Company achieved certain net revenue, operating income, and net income objectives set by the Board of Directors. For fiscal 2002, the plan provided for target potential bonuses ranging from 15% to 100% of a participant’s base salary. Based upon the extent to which the Company achieved the financial objectives set by the Board of Directors for fiscal 2002, bonuses were paid on average at approximately 90% of target levels under the Management Incentive Compensation Plan to all Named Executive Officers eligible under the plan for the entire fiscal year.

For fiscal 2002, the Compensation and Nominating Committee set Mr. Vinney’s base salary at $600,000 per annum, having determined that this level of base salary was appropriate in view of the primary role played by Mr. Vinney in the management of the Company. For fiscal 2002, based upon the extent to which the Company achieved the financial objectives set by the Board of Directors for that year for purposes of the Senior Executive Management Incentive Compensation Plan, Mr. Vinney was paid a bonus of $530,260.

The Compensation and Nominating Committee has developed a practice of considering the grant of options to key employees each year and has followed this practice in the case of Mr. Vinney. On April 2, 2001, the Committee granted Mr. Vinney a nonqualified stock option to purchase 100,000 Common Shares at the then current market price of $13.45 per share. The Compensation and Nominating Committee believes that this grant is appropriate in recognition of Mr. Vinney’s position and responsibilities with respect to the management of the Company.

Section 162(m) of the Internal Revenue Code prevents a publicly-traded corporation from taking a tax deduction for certain compensation in excess of $1 million per year that it or any subsidiary pays to specified executives. Those specified executives are the Chief Executive Officer and the four other most highly paid executive officers of the Company serving as executive officers of the Company at the end of the fiscal year. Compensation that is contingent on the attainment of performance goals is excluded from the deduction limit and is therefore deductible without regard to the $1 million limit. In general, the Company’s Stock Plans and its Senior Executive Management Incentive Compensation Plan are designed so that compensation paid under those plans can qualify as performance-based compensation and therefore be excluded from the calculation of the $1 million limit. The general position of the Company with respect to Section 162(m) is that the Company will seek to qualify compensation paid to its executive officers in such a way as to satisfy the requirements of Section 162(m) where it appears to the Compensation and Nominating Committee to be in the best interests of the Company to do so. However, from time to time there may be circumstances in which the Compensation and Nominating Committee concludes that the best interests of the Company will be served by a compensation arrangement that does not satisfy those requirements and, in those circumstances, the Company may proceed without complying with the requirements of Section 162(m).

As noted above, when making its determinations as to the levels of salary, annual incentive compensation opportunity, and stock option grants to the various executive officers, the Compensation and Nominating Committee considers compensation data from other companies gathered and analyzed by an independent compensation consulting firm. Taking into account that data and the need to provide competitive levels of compensation to retain and to motivate those executives to continue providing services to the Company, it is the judgment of the Compensation and Nominating Committee that the compensation program described above and the levels of compensation paid to executive officers of the Company during fiscal 2002 are appropriate.

Compensation and Nominating Committee
Board of Directors
    Raymond A. Lancaster
    Jerry E. Robertson
    John P. Wareham

Report of Audit Committee
The Board of Directors of the Company has adopted a written Audit Committee Charter. All members of the Audit Committee are independent as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange’s listing standards.

The Audit Committee has reviewed and discussed with the Company’s management and Ernst & Young LLP, the Company’s independent auditors, the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2002. The Audit Committee has also discussed with the Company’s independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (titled “Independence Discussions with Audit Committees”), and has discussed with Ernst & Young LLP their independence. The Audit Committee has also considered whether the provision of information technology services and other non-audit services to the Company by Ernst & Young LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the U.S. Securities and Exchange Commission.

Audit Committee
Board of Directors
    Stephen R. Hardis
    Kevin M. McMullen
    Loyal W. Wilson

STOCK PERFORMANCE GRAPH

The following graph shows the cumulative performance for STERIS Corporation’s Common Shares over the last five years compared with the performance of the Standard & Poor’s 500 Index and the Dow Jones US Medical Supplies Index. The graph assumes $100 invested as of March 31, 1997 in the Company’s Common Shares and in each of the named indices. The performance shown is not necessarily indicative of future performance.

2002 Shareholder Proposals
The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the next Annual Meeting of Shareholders is expected to be February 20, 2003. In the event, however, that the date of the 2003 Annual Meeting is changed by more than 30 calendar days from the date on which this year’s meeting is held, a proposal must be received by the Company a reasonable time before the solicitation in connection with the meeting is made.

Additionally, a shareholder may submit a proposal for consideration at the next Annual Meeting of Shareholders, but not for inclusion in the Proxy Statement, if that proposal is submitted not less than 120 calendar days in advance of the anniversary of the previous year’s annual meeting, which deadline, given a July 24, 2002 Annual Meeting, will be March 26, 2003. For a proposal to be properly requested by a shareholder to be brought before the Annual Meeting of Shareholders, the shareholder must comply with all of the requirements in Section 8 of STERIS’s Amended and Restated Regulations, as well as the timeliness requirement described above.

Independent
Auditor
Ernst & Young LLP has been appointed as the Company’s independent auditor for the fiscal year ending March 31, 2003, pursuant to the recommendations of the Audit Committee of the Board of Directors. A representative of Ernst & Young LLP is expected to be present at the meeting with an opportunity to make a statement if so desired and to answer appropriate questions with respect to that firm’s audit of the Company’s financial statements and records for the fiscal year ended March 31, 2002.

Audit Fees.  The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended March 31, 2002 and for reviewing the interim financial statements included in the Company’s quarterly reports on Form 10-Q filed during the fiscal year ended March 31, 2002 were $432,000.

Financial Information Systems  Design and Implementation Fees. No professional services were rendered to the Company by Ernst & Young LLP during the fiscal year ended March 31, 2002 in connection with the design or implementation of financial information systems.

All Other Fees.  The aggregate fees billed for all other services rendered by Ernst & Young LLP during the fiscal year ended March 31, 2002, other than the services described in “Audit Fees” or “Financial Information Systems Design and Implementation Fees” above, was $502,695. “All Other Fees” include fees for audit-related services of $188,233 and fees for tax services of $503,000. Audit related services include statutory audits, accounting consultation and assistance, audit of employee benefit plans, and SEC registration statements.

The Audit Committee of the Company has determined that the provision of non-audit services is compatible with Ernst & Young LLP maintaining its independence from the Company.

Annual Report
The integrated Annual Report and Form 10-K of the Company for the fiscal year ended March 31, 2002, which includes financial statements for the Company for the fiscal year then ended, is being mailed to each shareholder of record with this Proxy Statement.

By Order of the Board of Directors,
MARK D. MCGINLEY
Secretary

June 20, 2002

APPENDIX A

STERIS CORPORATION
2002 STOCK OPTION PLAN

1.  Purpose.    The STERIS Corporation 2002 Stock Option Plan is intended to promote the interests of STERIS Corporation and its shareholders by enabling the Company and its Subsidiaries to attract and retain key Employees and by stimulating the interest of key Employees in the development and financial success of the Company. To achieve these purposes, the Company may grant Incentive Stock Options and Nonqualified Stock Options to key Employees selected by the Compensation Committee, all in accordance with the terms and conditions set forth in the Plan. Capitalized terms used in the Plan have the meanings ascribed to them in Section 21, the last section hereof.

2.  Shares Subject to the Plan.    The number of Common Shares that may be issued pursuant to the Plan shall be subject to the overall aggregate limit set forth in Section 2.1 and the specific further limits set forth in Section 2.2, in each case subject to adjustment under Section 9. Common Shares issued pursuant to the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine. If any Option for any reason expires or is terminated, in whole or in part, without the receipt by an Employee of Common Shares the Common Shares subject to that part of the Option that has so expired or terminated shall again be available for the future grant of Options under the Plan.

2.1  Overall Aggregate Limit.    The aggregate number of Common Shares that may be issued pursuant to Options granted under the Plan shall be 4,000,000 Common Shares.

2.2  Specific Further Limits.    In addition to the overall aggregate limit set forth in Section 2.1, the following specific limits shall apply to Options granted pursuant to the Plan:

(a)  Incentive Stock Option Limit.    The maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be 4,000,000 Common Shares.

(b)  Per Employee Limit.    The maximum number of Common Shares that may be subject to Options granted under the Plan to any Employee during any calendar year shall be 500,000 Common Shares.

3.  Eligibility.    Options may be granted to officers and to other key Employees selected by the Committee in its sole discretion. The granting of any Option to an Employee shall not entitle that Employee to, nor disqualify that Employee from, participation in any other grant of an Option.

4.  Administration.     The Plan shall be administered by the Committee. No Option may be granted under the Plan to any member or alternate member of the Committee. The Committee shall have authority, subject to the terms of the Plan, (a) to determine the Employees who are eligible to participate in the Plan, the type, size, and terms of Options to be granted to any Employee, the time or times at which Options shall be exercisable or at which any restrictions, conditions, and contingencies that the Committee may impose in connection with the grant of any Option shall lapse, and the terms and provisions of the instruments by which Options shall be evidenced, (b) to interpret the Plan, and (c) to make all determinations necessary for the administration of the Plan. The construction and interpretation by the Committee of any provision of the Plan or any Option Agreement delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Option Agreement shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more members of the Committee or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Company, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

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5.  Stock Options.

5.1  Type and Date of Grant of Options.

(a)  The Option Agreement pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Option Agreement pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

(b)  The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. No Incentive Stock Option may be granted on any date after the tenth anniversary of the date of adoption of the Plan.

(c)  The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

5.2  Exercise Price.    The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

5.3  Option Expiration Date.    The Option Expiration Date under any Incentive Stock Option shall not be later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.

5.4  Vesting Schedule.    Unless otherwise provided in the relevant Option Agreement, each Option shall first become exercisable to the extent of:

(a)  from and after the first anniversary of the date of grant, 25% of the Common Shares subject to the Option;

(b)  from and after the second anniversary of the date of grant, an additional 25% of the Common Shares subject to the Option;

(c)  from and after the third anniversary of the date of grant, an additional 25% of the Common Shares subject to the Option; and

(d)  from and after the fourth anniversary of the date of grant, the remaining 25% of the Common Shares subject to the Option.

Unless otherwise provided in the relevant Option Agreement, if, by reason of the application of Section 6, an Option may be exercised at a time when an Employee is no longer in the service of the Company, and, on the Employment Termination Date, the Employee held any Options that were not then otherwise fully exercisable, each such Option shall be exercisable as of the Employment Termination Date (i) to the extent that it was exercisable pursuant to the foregoing schedule plus (ii) to the extent of an additional percentage determined by multiplying 25% by a fraction the numerator of which is the number of days between the Employment Termination Date and the immediately preceding anniversary of the date of grant (or, if the Employment Termination Date comes before the first anniversary of the date of grant, the numerator will be the number of days between the Employment Termination Date and the date of grant) and the denominator of which is 365.

5.5  Exercise of Options.

(a)  Except as otherwise provided in Section 6, an Option may be exercised only while the Employee to whom the Option was granted is in the employ of the Company or of a Subsidiary. Once any portion of an Option becomes exercisable, whether by lapse of time or upon satisfaction of any other restriction, condition, or contingency that may have been established by the Committee and contained in the Option Agreement, that portion shall remain exercisable until expiration or termination of the Option. An Employee to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

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(b)  An Employee electing to exercise an Option shall deliver to the Company (i) the Exercise Price payable in accordance with Section 5.6 and (ii) written notice of the election that states the number of whole Common Shares with respect to which the Employee is exercising the Option.

5.6  Payment For Common Shares.    Upon exercise of an Option by an Employee, the Exercise Price shall be payable by the Employee in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, securities or other property, or any combination of cash, securities, or other property, or by delivery by the Employee (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price. The Committee, in its sole discretion, may grant to an Employee the right to transfer Common Shares acquired upon the exercise of a part of an Option in payment of the Exercise Price payable upon immediate exercise of a further part of the Option.

6.  Termination of Employment.    After an Employee’s Employment Termination Date, the rules set forth in this Section 6 shall apply. All factual determinations with respect to the termination of an Employee’s employment that may be relevant under this Section 6 shall be made by the Committee in its sole discretion.

6.1  Termination Other Than Upon Qualifying Retirement, Death or Disability or for Cause.    Upon any termination of an Employee’s employment for any reason other than the Employee’s Qualifying Retirement, disability, or death or the Employee’s termination for Cause, unless otherwise provided in the relevant Option Agreement, the Employee shall have the right during the period ending three months after the Employment Termination Date, but not later than the Option Expiration Date, to exercise any Options that were outstanding on the Employment Termination Date, if and to the same extent as those Options were exercisable by the Employee on the Employment Termination Date.

6.2  Qualifying Retirement.    Unless otherwise provided in the Option Agreement itself, the rules set forth in this Section 6.2 shall apply to Options granted pursuant to any particular Option Agreement if an Employee retires from the employ of the Company (I) with the consent of or under guidelines approved by the Committee, (II) before the Option Expiration Date, (III) after having attained age 55, and (IV) after having served in the employ of the Company for at least five consecutive years, as defined below (a retirement in such circumstances being a “Qualifying Retirement”).

(a)  After a Qualifying Retirement and so long as the Employee remains in “Good Standing,” as defined below:

(i)  Options granted under the Option Agreement, to the extent not already vested at the date of retirement, will continue to vest as though the Employee remained in the employ of the Company through the fifth anniversary of the date of retirement; and

(ii)  the Employee will be entitled to exercise vested Options granted under the Option Agreement from time to time on any date during the period (the “Extended Exercise Period”) that begins on the date of retirement and ends on the first to occur of (x) the Option Expiration Date, and (y) the fifth anniversary of the date of retirement.

(b)  If, at any time during the Extended Exercise Period, the Employee fails to remain in Good Standing, any Options granted under the Option Agreement that are then outstanding and held by the Employee shall be forfeited and of no force or effect. For these purposes, in order for the Employee to remain in Good Standing during the Extended Exercise Period, the Employee must not violate the terms of any policy or agreement that the Employee acknowledges or executes in connection with the Option Agreement and must refrain from acting in a manner detrimental to the interests of the Company.

(c)  If the Employee dies during the Extended Exercise Period and while in Good Standing, the Options granted under the Option Agreement will thereafter be exercisable to the same extent and at the same times (for so long and only so long after the Employee’s death) as if the Employee had continued in the employ of the Company through the date of the Employee’s death.

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(d)  Unless otherwise determined by the Committee, the Employee will be deemed to have “served in the employ of the Company for at least five consecutive years” only if the Employee was in the active, full-time employ of the Company and/or one or more Subsidiaries throughout the five year period ending on the Employment Termination Date.

6.3  Termination Due To Disability.    Upon any termination of an Employee’s employment due to disability, unless otherwise provided in the relevant Option Agreement, the Employee, or the Employee’s Representative, shall have the right:

(a)  to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Nonqualified Options that were outstanding on the Employment Termination Date, if and to the same extent those Options were exercisable by the Employee on the Employment Termination Date, and

(b)  to exercise, from time to time during the period ending one year after the Employment Termination Date, but not later than the Option Expiration Date, any Incentive Stock Options that were outstanding on the Employment Termination Date, if and to the same extent as those Options were exercisable by the Employee on the Employment Termination Date (even though exercise of the Incentive Stock Option more than three months after the Employment Termination Date may cause the Option to fail to qualify for Incentive Stock Option treatment under the Code).

6.4  Death of an Employee.    Upon the death of an Employee while employed by the Company or any Subsidiary or within any of the periods referred to in any of Sections 6.1, 6.2, or 6.3 during which any particular Option remains potentially exercisable:

(a)  Unless otherwise provided in the relevant Option Agreement (in which the Committee may specify a different period of extension of the Option Expiration Date in the event of the death of the Employee), if the Option Expiration Date of any Nonqualified Option that had not expired before the Employee’s death would otherwise expire before the first anniversary of the Employee’s death, that Option Expiration Date shall automatically be extended to the first anniversary of the Employee’s death, and

(b)  Unless otherwise provided in the relevant Option Agreement, any Options that are outstanding on the date of the Employee’s death shall become immediately exercisable in full and the Employee’s Representative shall have the right to exercise any or all of those Options in accordance with Section 5.5, from time to time during the period ending on the first anniversary of the Employee’s death.

6.5  Termination for Cause.    Upon any termination of an Employee’s employment for Cause, all of the Employee’s rights with respect to unexercised Options shall expire immediately before the Employment Termination Date.

7.  Acceleration Upon Change of Control.    Unless otherwise specified in the relevant Option Agreement, upon the occurrence of a Change of Control of the Company, each Option theretofore granted to any Employee that then remains outstanding shall become immediately exercisable in full.

8.  Assignability.    Except as may be otherwise provided by the Committee and reflected in the Option Agreement, no Option may be transferred other than by will or by the laws of descent and distribution. During an Employee’s lifetime, only the Employee (or in the case of incapacity of an Employee, the Employee’s attorney-in-fact or legal guardian) may exercise any Option requiring or permitting exercise.

9.  Adjustment Upon Changes in Common Shares.    In the event of any stock dividend, stock split, or share combination of the Common Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to shareholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the overall aggregate limit set forth in Section 2.1 and to the specific further limits set forth in Section 2.2 and (b) the Committee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Option to the extent necessary and in such manner that the benefits of Employees under all then outstanding Options shall be maintained substantially as before the

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occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

10.  Purchase For Investment.    Each person acquiring Common Shares pursuant to any Option may be required by the Company to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

11.  Withholding of Taxes.    The Committee may, in its sole discretion and subject to such rules as the Committee may adopt from time to time, permit or require an Employee to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Option, the lapse of any restrictions with respect to an Option, the acquisition of Common Shares pursuant to any Option, or the disposition of any Common Shares received pursuant to any Option by such means as the Committee may determine including, without limitation, by having the Company hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Option or by delivering to the Company an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Employee shall be determined as of the date on which the obligation to withhold first arose. The Company shall apply the provisions of this Section 11 only to meet required tax withholding (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income recognized by an employee) and shall not withhold (or repurchase) Common Shares in excess of the minimum number required for tax withholding.

12.  Options in Substitution for Options Granted by Other Companies.    Options, whether Incentive Stock Options or Nonqualified Options, may be granted under the Plan in substitution for options held by employees of a company who become Employees of the Company or a Subsidiary as a result of the merger or consolidation of the employer company with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employer company, or the acquisition by the Company or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Options so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the options in substitution for which they are granted.

13.  Legal Requirements.    No Options shall be granted and the Company shall have no obligation to make any payment under the Plan except in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

14.  Duration and Termination of the Plan.    The Plan shall become effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Company and shall remain in effect thereafter until terminated by action of the Board of Directors. No termination of the Plan shall adversely affect the rights of any Employee with respect to any Option granted before the effective date of the termination.

15.  Amendments.    The Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that no amendment may be made without shareholder approval if the effect of that amendment would: (a) increase the overall aggregate limit set forth in Section 2.1 or any of the specific further limits set forth in Section 2.2, in each case as adjusted by Section 9; (b) expand the classes of persons to whom Options may be granted under the Plan beyond those specified in Section 3; (c) change the provisions of Section 5.2 with respect to the Exercise Price of Options; (d) change the provisions of Section 5.3 with respect to the Option Expiration Date of any Option; or (e) eliminate the requirement for shareholder approval of any amendment that would do any of the things

5

enumerated in (a) through (e) of this sentence. The Committee shall have the authority to amend the terms and conditions applicable to outstanding Options (a) in any case where expressly permitted by the terms of the Plan or of the relevant Option Agreement or (b) in any other case with the consent of the Employee to whom the Option was granted, except that no amendment of an Option may reduce the exercise price of such Option. Except as expressly provided in the Plan or in the Option Agreement evidencing the Option, the Committee may not, without the consent of the holder of an Option granted under the Plan, amend the terms and conditions applicable to that Option in a manner adverse to the interests of the Employee.

16.  Plan Noncontractual.    Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Company or a Subsidiary to continue such person’s employment with the Company or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

17.  Claims of Other Persons.    The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Company or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

18.  Absence of Liability.    No member of the Board of Directors of the Company or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Company or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or, except in circumstances involving his or her bad faith or willful misconduct, for anything done or omitted to be done by himself or herself.

19.  Severability.    The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

20.  Governing Law.    The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

21.  Definitions.

21.1  1934 Act.    The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

21.2  Cause.    The Company shall be deemed to have “Cause” for the termination of an Employee’s employment if the Employee has committed any act or series of acts determined by the Committee (in a determination made either before or after the Employment Termination Date) to warrant discharge from employment, including, without limitation, any act of theft or dishonesty in connection with the Employee’s employment with the Company, any unauthorized disclosure of confidential information belonging to the Company, or other similar action.

21.3  Change of Control.    A “Change of Control” shall be deemed to have occurred if at any time or from time to time after the date of adoption of the Plan:

(a)  there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term “person” is used in Section 13(d) and Section 14(d)(2) of the 1934 Act),

(b)  during any period of 730 consecutive days or less, individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new director of the Company was approved or recommended by the vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of that period,

6

(c)  the Company merges with or into or consolidates with another corporation following approval of the shareholders of the Company of such merger or consolidation and, after giving effect to such merger or consolidation, less than 50% of the then outstanding voting securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Company outstanding immediately prior to such merger or consolidation,

(d)  there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company following approval of the shareholders of the Company of such transaction or series of transactions, or

(e)  the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

21.4  Code.    The term “Code” shall mean the Internal Revenue Code of 1986, as amended.

21.5  Committee.    The term “Committee” shall mean a committee appointed by the Board of Directors of the Company to administer the Plan. The Committee shall be composed of not less than two directors of the Company. The Board of Directors may also appoint one or more directors as alternate members of the Committee. No officer or Employee of the Company or of any Subsidiary shall be a member or alternate member of the Committee. The Committee shall at all times be comprised solely of “outside directors” within the meaning of Code Section 162(m) and in such a manner as to satisfy the “non-employee” director standard contained in Rule 16b-3.

21.6  Common Shares.    The term “Common Shares” shall mean common shares of the Company without par value.

21.7  Company.    The term “Company” shall mean STERIS Corporation and its successors, including the surviving or resulting corporation of any merger of STERIS Corporation with or into, or any consolidation of STERIS Corporation with, any other corporation or corporations.

21.8  Disability.    An Employee shall be deemed to have suffered a “Disability” if and only if (a) the Employee has established to the satisfaction of the Committee that the Employee is unable to perform the Employee’s normal duties and responsibilities with the Company by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code, and (b) the Employee has satisfied any other requirement that may be imposed by the Committee.

21.9  Employee.    The term “Employee” shall mean any individual employed by the Company or by any Subsidiary (including any individual employed by the Company or any Subsidiary who is also a member of the Board of Directors of the Company or of any Subsidiary).

21.10  Employee’s Representative.    The term “Employee’s Representative” shall mean, (a) in the case of a deceased Employee, the Employee’s executor or administrator or the person or persons to whom the Employee’s rights under any Option are transferred by will or the laws of descent and distribution, and (b) in the case of a disabled or incapacitated Employee, the Employee’s attorney-in-fact or legal guardian.

21.11  Employment Termination Date.    The term “Employment Termination Date” with respect to an Employee shall mean the first date on which, as of the end of the day, the Employee is no longer employed by the Company or any Subsidiary.

21.12  Exercise Price.    The term “Exercise Price” with respect to an Option shall mean the price specified in the Option Agreement at which the Common Shares subject to the Option may be purchased by the holder of the Option.

21.13  Fair Market Value.    Except as otherwise determined by the Committee, the term “Fair Market Value” with respect to Common Shares shall mean the closing sales price of the Common Shares as reported on the national securities exchange on which the Common Shares are traded, or, if applicable, as reported on the New York Stock Exchange (“NYSE”), on the date for which the determination of fair market value is made or, if

7

there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on a national securities exchange or on the NYSE, the “Fair Market Value” of Common Shares shall be determined in the manner prescribed by the Committee.

21.14  Incentive Stock Option.    The term “Incentive Stock Option” shall mean an Option intended by the Committee to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

21.15  Nonqualified Option.    The term “Nonqualified Option” shall mean an Option intended by the Committee not to qualify as an “incentive stock option” under Section 422 of the Code.

21.16  Option.    The term “Option,” shall mean an Option entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

21.17  Option Agreement.    The term “Option Agreement” shall mean a written instrument evidencing an Option in such form and with such provisions as the Committee may prescribe, including, without limitation, an agreement to be executed by the Employee and the Company, or a letter executed by the Committee or its designee. Each Option Agreement shall provide that acceptance of the Option Agreement by an Employee constitutes agreement to the terms of the Option evidenced thereby.

21.18  Option Expiration Date.    The term “Option Expiration Date” with respect to any Option shall mean the date selected by the Committee after which, except as provided in Section 6.4 in the case of the death of the Employee to whom the option was granted, the Option may not be exercised.

21.19  Plan.    The term “Plan” shall mean this STERIS Corporation 2002 Stock Option Plan as from time to time hereafter amended in accordance with Section 15.

21.20  Rule 16b-3.    The term “Rule 16b-3” shall mean Rule 16b-3 or any successor provision under the 1934 Act.

21.21  Subsidiary.    The term “Subsidiary” shall mean any corporation, partnership, joint venture, or other business entity in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interests (in the case of any entity other than a corporation).

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PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING
THE ENCLOSED ENVELOPE.

Ú                  FOLD AND DETACH HERE                  Ú

PROXY
PROXY
STERIS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 24, 2002
This Proxy is solicited by the Board of Directors
At the Annual Meeting of Shareholders of the Company to be held on July 24, 2002, and at any adjournment thereof, Les C. Vinney, Stephen R. Hardis, Raymond A. Lancaster, J.B. Richey, Mark D. McGinley, and Laurie Brlas, and each of them, with full power of substitution in each (the “Proxies”), are hereby authorized to represent me and to vote my shares on the following:
Electing directors of a class to serve for a two-year term of office expiring at the Company’s 2004 Annual Meeting of Shareholders (“Class II Directors”). The nominees of the Board of Directors for Class II Directors are: Kevin M. McMullen, Jerry E. Robertson, John P. Wareham, and Loyal W. Wilson.

Approval of the STERIS Corporation 2002 Stock Option Plan.
The Board of Directors recommends votes FOR election of the nominees listed above as Class II Directors and FOR approval of the STERIS Corporation 2002 Stock Option Plan.
Unless otherwise specified, this Proxy will be voted FOR election of the nominees listed above as Class II Directors and FOR approval of the STERIS Corporation 2002 Stock Option Plan. SEE REVERSE SIDE.

(change of address)

(If you have written in the above space, please mark the corresponding box on the reverse side.)

PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY USING THE
ENCLOSED ENVELOPE.

Ú                  FOLD AND DETACH HERE                  Ú

STERIS CORPORATION
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.      ☒

For All	Withheld All	For All Except:
☐	☐	☐
1.	Election of Directors
Director Nominees:

Kevin M. McMullen, Jerry E. Robertson, John P. Wareham, and Loyal W. Wilson.

Nominee Exception(s):
The Board of Directors recommends a vote FOR all the above nominees.

For	Against	Abstain
☐	☐	☐
2.	Approval of the STERIS Corporation 2002 Stock Option Plan.
The Board of Directors recommends a vote FOR item 2.
Will Attend Meeting ☐
Change of Address ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof and matters incident to the conduct of the meeting.

Date:                                                           , 2002

Signature(s)

Signature(s)

NOTE: Please sign exactly as name appears in the area to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Ú                FOLD AND DETACH HERE                Ú

DIRECTION FORM
STERIS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 24, 2002
Instructions for Voting Shares Held by Key Trust Company of Ohio, N.A.,
Trustee under the STERIS Corporation 401(k) Plan and Trust (the “Plan”)

Pursuant to the Plan, I hereby direct Key Trust Company of Ohio, N.A., as Trustee, to vote in person or by proxy all Common Shares of the Company credited to my stock fund account under the Plan at the Annual Meeting of Shareholders of the Company to be held on July 24, 2002, and at any adjournment thereof, as specified, on all matters coming before said meeting.

Electing directors of a class to serve for a two-year term of office expiring at the Company’s 2004 Annual Meeting of Shareholders (“Class II Directors”). The nominees of the Board of Directors for Class II Directors are: Kevin M. McMullen, Jerry E. Robertson, John P. Wareham, and Loyal W. Wilson.

Approval of the STERIS Corporation 2002 Stock Option Plan.

The Board of Directors recommends votes FOR election of the nominees listed above as Class II Directors and FOR approval of the STERIS Corporation 2002 Stock Option Plan.

IF THE TRUSTEE DOES NOT RECEIVE YOUR INSTRUCTIONS FOR VOTING, IT WILL VOTE THE SHARES CREDITED TO YOUR STOCK FUND ACCOUNT IN THE SAME PROPORTION AS IT VOTES THOSE SHARES WITH RESPECT TO WHICH IT DOES RECEIVE VOTING INSTRUCTIONS REGARDING THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, THE APPROVAL OF THE STERIS CORPORATION 2002 STOCK OPTION PLAN, AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SEE REVERSE SIDE.

DIRECTION FORMS MUST ARRIVE AT THE OFFICES OF NATIONAL CITY BANK, THE TABULATING AGENT, NO LATER THAN 5:00 P.M., EASTERN DAYLIGHT SAVING TIME, ON JULY 18, 2002, FOR TABULATION.

PLEASE VOTE, SIGN, DATE, AND RETURN THIS DIRECTION FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Ú                FOLD AND DETACH HERE                Ú

STERIS CORPORATION
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.        ☒

For All	Withheld All	For All Except:
☐	☐	☐
1.	Election of Directors
Director Nominees:

Kevin M. McMullen, Jerry E. Robertson,
John P. Wareham, and Loyal W. Wilson.

Nominee Exception(s):
The Board of Directors recommends a
vote FOR all the above nominees.

For	Against	Abstain
☐	☐	☐
2.	Approval of the STERIS Corporation 2002 Stock Option Plan.
The Board of Directors recommends a
vote FOR item 2.
Will Attend Meeting ☐

In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof and matters incident to the conduct of the meeting.

Date:                                                           , 2002

Signature(s)

Signature(s)

NOTE: Please sign exactly as name appears in the area to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.